UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
TRIDENT MICROSYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Trident Microsystems, Inc.
3408 Garrett Drive
Santa Clara, CA 95054-2803
IMPORTANT REMINDER TO VOTE YOUR PROXY
January 7, 2010
Dear Trident Stockholder:
     Our records indicate your vote has not yet been received for the 2010 Annual Meeting of Stockholders of Trident Microsystems, Inc. (“Trident”), to be held at the Trident’s corporate offices located at 3408 Garrett Drive, Santa Clara, California on Monday, January 25, 2010, at 2:00 p.m. local time. Please take a moment right now to ensure that your shares are represented at this important meeting.
     At the Annual Meeting, you will be asked to approve the issuance of shares of Trident common stock to NXP B.V. (“NXP”) pursuant to the Share Exchange Agreement, dated October 4, 2009 (as it may be amended from time to time). In connection with the Share Exchange Agreement, stockholders will be asked to approve an increase of the number of authorized shares of common stock. In addition, stockholders will also be asked to approve proposals to: (1) adopt the Trident Microsystems, Inc. 2010 Equity Incentive Plan; (2) adopt the employee stock option exchange program; (3) elect two Class II director nominees to the Trident board of directors; (4) ratify auditors and (5) adjourn the Annual Meeting, if necessary, to solicit additional votes.
YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY BY PHONE,
INTERNET OR BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD.
     In order to ensure that you have an opportunity to vote, no matter how few or how many shares you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder. Voting by telephone or by Internet is the fastest and most convenient way to vote.
     The board of directors unanimously determined that the terms of the Share Exchange Agreement and the transactions contemplated thereby are advisable and in the best interests of Trident and its stockholders. Our board of directors recommends that you vote “FOR” the issuance of shares of Trident common stock pursuant to the Share Exchange Agreement and the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock. The board also recommends that you vote “FOR” the proposals to adopt the Trident Microsystems, Inc. 2010 Equity Incentive Plan, to adopt the employee stock option exchange program, to elect two Class II directors to the Trident board of directors and to adjourn, if necessary, the Annual Meeting to solicit additional proxies if there are not sufficient votes to in favor of these proposals.
     Please vote today by telephone or by Internet pursuant to the instructions enclosed. Remember — every share and every vote counts! Alternatively, you may sign, date and mail your proxy card in the envelope provided. If you have any questions or need help in voting, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.
     Thank you in advance for voting promptly.
Sincerely,
/s/ Sylvia Summers Couder
Sylvia Summers Couder
President and Chief Executive Officer
Trident Microsystems, Inc.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition by Trident Microsystems of the television systems and set top box business lines from NXP B.V. In connection with the proposed acquisition, Trident has filed with the SEC a proxy statement for the stockholders of Trident, and may be filing other documents with the SEC regarding the proposed transaction. The definitive proxy statement has been mailed to stockholders of Trident. BEFORE MAKING ANY VOTING DECISION, TRIDENT’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain, without charge, a copy of the definitive proxy statement, as well as other relevant documents containing important information about Trident at the SEC’s website (http://www.sec.gov). Trident’s stockholders also may obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Trident, 3408 Garrett Drive, Santa Clara, California 95054, Attention: Investor Relations, (408) 764-8808.
Trident and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Trident’s stockholders with respect to the proposed transaction. Information about Trident’s directors and executive officers and other persons who may be deemed to be participants in the solicitation of proxies from Trident’s stockholders is set forth in Trident’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, as amended by Trident’s Annual Report on Form 10-K/A, which were filed with the SEC on September 11, 2009 and October 27, 2009, respectively, and the definitive proxy statement for Trident’s Annual Meeting of Stockholders, which was filed with the SEC on Schedule 14A on December 18, 2009. Stockholders may obtain additional information regarding the interests of Trident and its directors and executive officers in the proposed transaction, which may be different than those of Trident’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger.